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                                                                    EXHIBIT 23.1


[LOGO OF CHERRY BEKAERT & HOLLAND APPEARS HERE]




The Board of Directors
Fredericksburg Savings and Loan Association, F.A



We consent to the use in the registration statement on Form S-1 of Virginia Capital Bancshares, Inc. and the application for conversion on Form AC of Fredericksburg Savings & Loan Association, F.A, of our report dated January 29, 1998, accept to Note 16, for which the date is August 14, 1998, with respect to the financial statements of Fredericksburg Savings and Loan Associates, F.A as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997 included herein, the use of our opinion as to the Virginia income tax consequences of the offering as described therein and included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                          /s/ Cherry, Bekaert & Holland, L.L.P.


                          Cherry, Bekaert & Holland, L.L.P.


Richmond, Virginia
September 8, 1998